UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices) (Zip Code)

(212) 813-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2020, MarketAxess Holdings Inc. (the “Company”), as borrower, amended its Amended and Restated Credit Agreement, dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified prior to August 19, 2020, the “Existing Credit Agreement”, and as modified by the Third Amendment (as defined below), the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and the lenders party thereto (the “Lenders”) to, among other things, (i) permit investments of up to $500 million in MarketAxess Corporation, a broker-dealer subsidiary of the Company, and (ii) increase the aggregate commitments of the Lenders from $100 million to $450 million, which the Company intends to use to make advances to its broker-dealer subsidiaries to fund self-clearing and trade settlement activities and for other general corporate purposes.

On August 10, 2020, MarketAxess Corporation converted to self-clearing for the U.S bond trades to which MarketAxess Corporation is a counterparty via its Open Trading™ functionality.    In connection with this conversion, among other purposes, MarketAxess Corporation may utilize the additional commitments from the Credit Agreement to assist with certain capital or liquidity requirements that are imposed on all new self-clearing members by The Depository Trust Company (“DTC”). As of August 25, 2020, the Company has borrowed an aggregate of $248 million under the Credit Agreement to help support the conversion to self-clearing in the U.S.    Based on the Company’s current forecast, the Company believes the amount of capital required to support self-clearing at DTC will decline over the next month as MarketAxess Corporation develops a settlement track record with DTC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K may contain forward-looking statements, including statements about the Company’s current forecast of the amount of capital required to support self-clearing at DTC. These and other statements that relate to future results and events are based on MarketAxess’ current expectations. The Company’s actual results may differ materially from those currently expected or desired because of a number of risks and uncertainties, including the adequacy of the Company’s capital and liquidity to support the requirements imposed by DTC for new self-clearing members, technology issues, dissatisfaction amongst our client base, disruption in the infrastructure that supports the business, increased margin requirements with clearing organizations and third-party settlement agents who provide financing with respect to transactions and reductions in available borrowing capacity. Except as otherwise required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. More information about these and other factors affecting MarketAxess’ business and prospects is contained in MarketAxess’ periodic filings with the Securities and Exchange Commission and can be accessed at www.marketaxess.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: August 25, 2020	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel and Secretary